SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) April 8, 2004

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Item 5.     Other Events and Regulation FD Disclosure

               The Registrant files, pursuant to Regulation FD, the following news release dated April 8, 2004, entitled "DuPont Provides Update on Sale of INVISTA™ .."
April 8, 2004	Contact:	G. Irvin Lipp
WILMINGTON, Del.		302-774-7447
g-irvin.lipp-1@usa.dupont.com

DUPONT PROVIDES UPDATE ON SALE OF INVISTA™

               WILMINGTON, Del., April 8, 2004 -- DuPont today announced that KED Fiber Ltd. and KED Fiber, LLC, subsidiaries of Koch Industries, have advised DuPont that they intend to accelerate the closing of the sale of INVISTA™ to April 30, 2004. DuPont and the Koch companies also have agreed to an amendment of the purchase agreement, adjusting the sale price to $4.2 billion, including the assumption of debt and certain joint venture and equity interests covered under a non-binding letter of intent. No further details were disclosed.

               On November 17, 2003, DuPont announced that it had reached a definitive agreement to sell INVISTA to subsidiaries of Koch Industries, Inc. for $4.4 billion that also included assumption of debt and certain joint venture and equity interests covered under a non-binding letter of intent. At the time, closing of the transaction was expected by June 30, 2004.

               "We are very pleased to have reached final agreement on this enormously complex commercial and financial transaction," said Gary M. Pfeiffer, DuPont chief financial officer. "We are pleased to have a specific target date for closing. We believe this transaction positions DuPont to create outstanding value for our shareholders."

               DuPont is a science company. Founded in 1802, DuPont puts science to work by solving problems and creating solutions that make people's lives better, safer and easier. Operating in more than 70 countries, the company offers a wide range of products and services to markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and apparel.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K

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and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.

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4/8/04

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SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

April 8, 2004

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